                                                                   EXHIBIT 3.10

                                     INDEX

                                       of

                                   BY-LAWS of

                           AEROLINK MAINTENANCE, INC.

                                                                                                              Page
                                                                                                              ----
                                                   ARTICLE I

                                                    General

Section 1.        Name....................................................................................     1
Section 2.        Office..................................................................................     1
Section 3.        Seal....................................................................................     1
Section 4.        Fiscal Year.............................................................................     1

                                                   ARTICLE II

                                                  Shareholders

Section 1.        Place of Meetings.......................................................................     1
Section 2.        Annual Meeting..........................................................................     1
Section 3.        Special Meetings........................................................................     2
Section 4.        Notice of Meetings......................................................................     2
Section 5.        Waiver of Notice........................................................................     2
Section 6.        Quorum..................................................................................     2
Section 7.        Adjournments of Meetings................................................................     3
Section 8.        Notice of Adjourned Meetings............................................................     3
Section 9.        Informal Action by the Shareholders.....................................................     3
Section 10.       Telephonic Meetings.....................................................................     3

                                                                                                              Page
                                                                                                              ----
Section 11.       Voting Power............................................................................     3
Section 12.       Proxies.................................................................................     3
Section 13.       Presiding Officer.......................................................................     4

                                                  ARTICLE III

                                                   Directors

Section 1.        Number..................................................................................     4
Section 2.        Terms...................................................................................     4
Section 3.        Director's Duties and Obligations.......................................................     4
Section 4.        Failure to Object.......................................................................     5
Section 5.        Compensation of Directors...............................................................     5
Section-6.        Vacancies...............................................................................     6
Section 7.        Regular Meetings........................................................................     6
Section 8.        Special Meetings........................................................................     6
Section 9.        Notice of Meetings......................................................................     6
Section 10.       Waiver of Notice........................................................................     6
Section 11.       Committees of Directors.................................................................     6
Section 12.       Informal Action by the Directors or Any Committee Thereof...............................     7
Section 13.       Telephonic Meetings.....................................................................     7
Section 14.       Quorum..................................................................................     7
Section 15.       Reports to Shareholders.................................................................     7
Section 16.       Presiding Officer.......................................................................     7
Section 17.       Interested Director or Officer Contracts................................................     8
Section 18.       Limitation of Personal Liability of Directors...........................................     8

                                                                                                              Page
                                                                                                              ----
                                                  ARTICLE IV

                                                   Officers

Section 1.        Number and Election.....................................................................     9
Section 2.        Qualifications..........................................................................     9
Section 3.        Term of Office..........................................................................     9
Section 4.        Chairman of the Board...................................................................     9
Section 5.        President...............................................................................     9
Section 6.        Vice Presidents.........................................................................     9
Section 7.        Secretary...............................................................................    10
Section 8.        Treasurer...............................................................................    10
Section 9.        Assistant Officers......................................................................    10

                                                  ARTICLE V

                                            Execution of Documents

Section 1.        Checks, Notes, Etc......................................................................    10
Section 2.        Other Documents.........................................................................    10

                                                  ARTICLE VI

                                        Share Certificates and Transfers

Section 1.        Share Certificates......................................................................    11
Section 2.        Loss or Destruction of Share Certificate................................................    11
Section 3.        Transfers of Stock; Transfer Agent......................................................    11

                                                                                                              Page
                                                                                                              ----
                                                  ARTICLE VII

                               Indemnification of Directors, Officers and Employees

Section 1.        Right to Indemnification................................................................    11
Section 2.        Right to Advancement of Expenses........................................................    12
Section 3.        Right of Indemnitee to Initiate Action..................................................    12
Section 4.        Insurance and Funding...................................................................    13
Section 5.        Non-Exclusivity; Nature and Extent of Rights............................................    13
Section 6.        Effective Date..........................................................................    13

                                                  ARTICLE VIII

                                                   Amendments

Section 1.        Amendments to By-laws...................................................................    13

                                    BY-LAWS

                                       OF

                           AEROLINK MAINTENANCE, INC.


                                   ARTICLE I

                                    General

Section 1.        Name.

                  The name of the Corporation shall be Aerolink Maintenance, Inc.

Section 2.        Office.

                  The principal office of the Corporation shall be in the City of Pittsburgh, County of Allegheny, Commonwealth of Pennsylvania, or such other place or places as the Board of Directors may from time to time determine.

Section 3.        Seal.

                  The Corporation shall have a seal which shall be circular in form and which shall bear the name of the Corporation, Aerolink Maintenance, Inc., its year of incorporation, "1988," and such other inscription as the Board of Directors from time to time may determine.

Section 4.        Fiscal Year.

                  The fiscal year of the Corporation shall be the calendar year ending December 31, or such other fiscal year as shall be fixed by resolution of the Board of Directors.

                                   ARTICLE II

                                  Shareholders

Section 1.        Place of Meetings.

                  Each meeting of the shareholders shall be held at the principal office of the Corporation or at such other place, within or without the Commonwealth of Pennsylvania, as shall be designated in the notice of the meeting.

Section 2.        Annual Meeting.

                  The annual meeting of the shareholders shall be held each year on such date and at such time and place as shall be determined by a resolution of the Board of Directors.

Section 3.        Special Meetings.

                  Special meetings of the shareholders may be called at any time by the President, or the Board of Directors, or the holders of not less than one-fifth of all the shares outstanding and entitled to vote at such meeting. At any time, upon written request of any person entitled to call a special meeting, it shall be the duty of the Secretary to call a special meeting of the shareholders, to be held at (i) the principal office of the Corporation or such other place as the Board of Directors may adopt by resolution and (ii) such time as the Secretary may fix, not less than ten or more than sixty days after the receipt of the request. If the Secretary shall neglect or refuse to issue such call, the person or persons making the request may do so.

Section 4.        Notice of Meetings.

                  Written notice of every meeting of the shareholders shall be given by, or at the direction of, the person or persons authorized to call the meeting to each shareholder of record entitled to vote at the meeting at least five (5) days prior to the day named for the meeting. Such notice shall be given either personally or by sending a copy thereof through the mail or by telegram, charges prepaid, to each shareholder at his address appearing on the books of the Corporation or supplied by him to the Corporation for the purpose of notice. Such notice shall specify the place, day and hour of the meeting, and, in the case of a special meeting, the purpose of the meeting and the general nature of the business to be transacted.

Section 5.        Waiver of Notice.

                  A waiver of notice in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Except in the case of a special meeting, neither the business to be transacted nor the purpose of the meeting need be specified in the waiver of notice of such meeting. Attendance of a person either in person or by proxy at any meeting shall constitute a waiver of notice of such meeting, except where such person attends a meeting for the express purpose of objecting to the transaction of any business because the meeting was not lawfully called or convened.

Section 6.        Quorum.

                  The presence in person or by proxy of the holders of a majority of the outstanding shares entitled to vote at the shareholders' meeting shall constitute a quorum. The shareholders present at a duly organized meeting can continue to do business until adjournment, notwithstanding the withdrawal of the holders of enough shares to leave less than a quorum. If a meeting cannot be organized because a quorum has not attended, those present may adjourn the meeting at such time and place as they may determine, but, in the case of any meeting called for the election of directors, those who attend the second of such adjourned meetings, although less than a quorum, shall nevertheless constitute a quorum for the purpose of electing directors.

Section 7.        Adjournments of Meetings.

                  Adjournment or adjournments of any annual or special meeting of the shareholders may be taken, but any meeting at which directors are to be elected shall be adjourned only from day to day, or for such longer periods not exceeding fifteen (15) days each as may be directed by shareholders who are present in person or by proxy and who are entitled to cast at least a majority of the votes which all such shareholders would be entitled to cast at an election of directors, until such directors have been elected.

Section 8.        Notice of Adjourned Meetings.

                  No notice of an adjourned meeting or of the business to be transacted at an adjourned meeting need be given other than by announcement at the meeting at which such adjournment is taken.

Section 9.        Informal Action by the Shareholders.

                  Any action which may be taken at a meeting of the shareholders may be taken. without a meeting, if a consent or consents in writing, setting forth the action so taken, shall be signed by all of the shareholders who would be entitled to vote at a meeting for such purpose and shall be filed with the Secretary of the Corporation.

Section 10.       Telephonic Meetings.

                 One or more shareholders may participate in any regular or special meeting of the shareholders by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other.

Section 11.       Voting Power.

                  Every shareholder of record of capital stock with voting rights shall have the right to one vote for every such share standing in his name on the books of the Corporation. All questions shall be decided by the vote of the majority of the capital stock represented and entitled to vote at any meeting unless otherwise specifically provided by law or by the articles of the Corporation.

Section 12.       Proxies.

                  Every shareholder may vote either in person or by proxy. Every proxy shall be executed in writing by the shareholder or by his duly authorized attorney-in-fact and filed with the Secretary of the Corporation. A proxy, unless coupled with an interest, shall be revocable at will, notwithstanding any other agreement or any provision in the proxy to the contrary, but the revocation of a proxy shall not be effective until notice thereof has been received by the Secretary of the Corporation. No unrevoked proxy shall be valid after eleven months from the date of its execution unless a longer time is expressly provided therein, but in no event shall a proxy, unless coupled with an interest, be voted on after three years from the date of its execution. A proxy shall not be revoked by the death or incapacity of the maker unless before the vote is counted or the authority has exercised written notice of such death or incapacity is received by the Secretary of the Corporation.

Section 13.       Presiding Officer.

                  All meetings of the shareholders shall be called to order and presided over by the President, or in his absence by the Chairman of the Board of Directors, or in his absence by a Vice President, or in the absence of all of them by the Treasurer, or if none of such persons is present by a chairman elected by the shareholders.

                                  ARTICLE III

                                   Directors

Section 1.        Number.

                  The business and affairs of the Corporation shall be managed by a Board of Directors, who need not be residents of the Commonwealth of Pennsylvania or shareholders of the Corporation. The Board of Directors shall have the power to fix the number of directors and, from time to time, by proper resolution, to increase or decrease the number thereof without a vote of the shareholders, provided that if the number of Directors so determined is less than three, it shall not be less than the number of shareholders.

Section 2.        Terms.

                  Each director shall be elected by plurality vote of the shareholders at the annual meeting of shareholders for a term of one year and shall hold office for the term for which he is elected and until his successor shall have been elected and qualified.

Section 3.        Director's Duties and Obligations.

                  A. Standard of Care. A director of the Corporation shall stand in a fiduciary relation to the Corporation and shall perform his duties as a director, including his duties as a member of any committee of the board upon which he may serve, in good faith, in a manner ha reasonably believes to be in the best interests of the Corporation, and with such care, including reasonable inquiry, skill and diligence, as a person of ordinary prudence would use under similar circumstances. In performing his duties, a director shall be entitled to rely in good faith on information, opinions, reports or statements, including financial statements and other financial data, in each case prepared or presented by any of the following:

                           (1) One or more officers or employees of the
                  Corporation whom the director reasonably believes to be reliable and competent in the matters presented.

                           (2) Counsel, public accountants or other persons as
                  to matters which the director reasonably believes to be within the professional or expert competence of such person.

                           (3) A committee of the board upon which he does not
                  serve, duly designated in accordance with law, as to matters within its designated authority, which committee the director reasonably believes to merit confidence.

                  A director shall not be considered to be acting in good faith if he has knowledge concerning the matter in question that would cause his reliance to be unwarranted.

                  B. Consideration of Factors. In discharging the duties of their respective positions, the board of directors, committees of the board and individual directors may, in considering the best interests of the Corporation, consider the effects of any action upon employees, upon suppliers and customers of the Corporation and upon communities in which offices or other establishments of the Corporation are located, and all other pertinent factors. The consideration of those factors shall not constitute a violation of the standard set forth in Subsection A of this Section.

                  C. Presumption. Absent breach of fiduciary duty, lack of good faith or self-dealing, actions taken as a director or any failure to take any action shall be presumed to be in the best interest of the Corporation.

Section 4.        Failure to Object.

                  A director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment of the meeting. Such right to dissent shall not be available to a director who has voted in favor of such action.

Section 5.        Compensation of Directors.

                  Directors, as such, shall not receive any salary for their services, but by resolution of the Board of Directors, a fixed sum and expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the Board of Directors; provided, that nothing herein shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

Section 6.        Vacancies.

                  Vacancies in the Board of Directors, including vacancies resulting from an increase in the number of directors, shall be filled by a majority of the remaining members of the Board though less than a quorum, and each person so elected shall be a director until his successor is elected by the shareholders at the next annual meeting of the shareholders or at any special meeting duly called for that purpose and held prior thereto.

Section 7.        Regular Meetings.

                  A meeting of the Board of Directors for the election of officers and the transaction of such other business as may properly come before the meeting shall be held, without notice, immediately after the annual meeting of the shareholders, or after the last adjournment thereof. The Board of Directors shall hold such other regular meetings at such times and places as it may determine.

Section 8.        Special Meetings.

                  The Board of Directors shall hold such special meetings as shall be called at the direction of the Chairman of the Board of Directors, President, or any three directors. Each such meeting shall be held at such time and place as shall be designated in the notice of such meeting.

Section 9.        Notice of Meetings.

                  Written notice of all meetings, except the annual meeting, of the Board of Directors shall be given by, or at the direction of, the person or persons calling such meeting at least three days prior to the day named for the meeting. Such notice shall be given either personally or by sending a copy thereof through the mail or by telegram, charges prepaid, to each Director. Such notice shall specify the place, day and hour of the meeting.

Section 10.       Waiver of Notice.

                  A waiver of notice, in writing, signed by the person or persons entitled to such notice, whether before or after the date stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted nor the purpose of the meeting need be specified in the waiver of notice of such meeting.

Section 11.       Committees of Directors.

                  The Board of Directors may, by resolution or resolutions passed by a majority of the Board, designate one or more committees, each committee to consist of two or more of the directors of the Corporation, which, to the extent provided in said resolution or resolutions, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, and may have power to authorize the seal of the Corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. The committees shall keep regular minutes of their proceedings and report the same to the Board when required.

Section 12.       Informal Action by the Directors or Any Committee Thereof.

                  Any action which may be taken at a meeting of the directors or the members of any committee of the Board may be taken without a meeting, if a consent or consents in writing, setting forth the action so taken, shall be signed by all of the directors or the members of the committee, as the case may be, who would be entitled to vote at such meeting and shall be filed with the Secretary of the Corporation.

Section 13.       Telephonic Meetings.

                  One or more directors, or members of a committee of the Board, may participate in meetings of the Board or a committee thereof by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear and speak to each other.

Section 14.       Quorum.

                  A majority of the directors in office shall be necessary to constitute a quorum for the transaction of business and the acts of a majority of the directors present at a meeting at which a quorum is present shall be the acts of the Board of Directors.

Section 15.       Reports to Shareholders.

                  The Board of Directors shall have complete and unqualified discretion in determining whether it shall cause to be sent to the shareholders any reports and, if any are sent, the extent and type thereof and whether the same shall be prepared and verified by certified public accountants, and it is expressly provided that the Board of Directors shall be under no obligation to send any such reports to the shareholders, or if the same are sent, to render the same in any particular form or have them verified in any particular manner.

Section 16.       Presiding Officer.

                  All meetings of the Board of Directors shall be called to order and presided over by a Chairman elected by the Board of Directors, or, in his absence, the President, or, in his absence, a member of the Board of Directors, to be selected by the members present, shall preside. The Secretary of the Corporation shall act as secretary at all meetings of the Board of Directors, and in the absence of the Secretary, the Chairman of the meeting may designate any person to act as secretary of the meeting.

Section 17.       Interested Director or Officer Contracts.

                  No contract or other transaction between the Corporation and
(i) one or more of its officers or directors or (ii) any other entity in which one or more of the directors or officers of the Corporation is a director or officer or has a financial interest, shall be void or voidable solely (a) for such reason, (b) because such director or officer is present at or participates in the meeting of the Board of Directors at which such contract is authorized or (c) because the vote of such director or officer is counted at the meeting of the Board of Directors at which such contract is authorized, if one of the following three conditions is satisfied:

                  1. All material facts as to such contract and such director's or officer's interest therein have been disclosed to or are known by the Board of

Directors and the Board of Directors in good faith authorizes such contract by a vote sufficient for such purpose without courting the vote of such interested director; or

                  2. All material facts as to such contract and such director's or officer's interest therein have been disclosed to or are known by the shareholders of the Corporation and such contract has been specifically approved in good faith by the shareholders; or

                  3. Such contract is fair as to the Corporation as of the time at which such contract is authorized, approved or ratified by the Board of Directors or the shareholders of the Corporation.

                  Directors so interested may be counted when present at meetings of the Board of Directors for the purpose of determining the existence of a quorum.

Section 18.       Limitation of Personal Liability of Directors.

                  To the fullest extent that the laws of the Commonwealth of Pennsylvania, as in effect on the date of the adoption of this Section 18, or as such laws are thereafter amended, permit elimination or limitation of the liability of directors, no director of the Corporation shall be personally liable for monetary damages as such for any action taken, or any failure to take any action, as a director. Any amendment or repeal of this Section or adoption of any other provision of the By-laws or Articles of the Corporation which has the effect of increasing director liability shall operate prospectively only and shall not have any effect with respect to any action taken, or failure to act, prior to the adoption of such amendment, repeal or other provision.

                                   ARTICLE IV

                                    Officers

Section 1.        Number and Election.

                  The Board of Directors at its annual meeting shall elect a Chairman of the Board, a President, one or more Vice Presidents, a Secretary, and a Treasurer, and may elect such other officers and assistant officers and appoint such agents as the Board may deem appropriate.

Section 2.        Qualifications.

                  The Chairman of the Board and the President shall be members of the Board of Directors but the other officers need not be directors.

Section 3.        Term of Office.

                  Each officer and assistant officer shall hold office until the end of the term of the Board of Directors by which he is elected and until his successor shall have been elected.

Section 4.        Chairman of the Board.

                  The Chairman of the Board shall preside at all meetings of the Board of Directors at which he is present. He shall be a member exofficio of all committees of the Board of Directors.

Section 5.        President.

                  The President shall supervise generally all of the affairs of the Corporation, and shall perform all duties incident to the office of President. He shall be a member ex officio of all committees of management appointed by him. In the absence of the Chairman of the Board, he shall preside at meetings of the Board of Directors.

Section 6.        Vice Presidents.

                  Each Vice President shall have such powers and perform such duties as the President may from time to time delegate to him. At the request of the President, any Vice President may, in the case of the absence or inability to act of the President, temporarily act in his place. In the case of the death of the President, or in the case of his absence or inability to act without having designated a Vice President to act temporarily in his place, the Vice President longest in service as Vice President shall perform the duties of the President except as shall be otherwise designated by the Board of Directors. A Vice President who is not a director shall not preside at any meeting of the Board of Directors.

Section 7.        Secretary.

                  The Secretary shall (i) attend meetings of the shareholders and the Board of Directors, (ii) keep minutes thereof in suitable books, (iii) send out all notices of meetings as required by law or these By-laws and (iv) have custody and control over the seal of the Corporation. He shall be ex officio an Assistant Treasurer. He shall, in general, perform all duties incident to the office of Secretary.

Section 8.        Treasurer.

                  The Treasurer shall receive all money paid to the Corporation and keep or cause to be kept accurate accounts of all money received or payments made in books kept for that purpose. He shall (i) deposit all money received by him in the name and to the credit of the Corporation in banks or other places of deposit and (ii) disburse the money of the Corporation by checks or vouchers. He shall be ex officio an Assistant Secretary. He shall, in general, perform all duties incident to the office of Treasurer.

Section 9.        Assistant Officers.

                  Each assistant officer shall perform such duties as may be delegated to him by the officer to whom he is an assistant, and in the absence or disability of such officer may perform the duties of his office.

                                   ARTICLE V

                             Execution of Documents

Section 1.        Checks, Notes, Etc.

                  The Board of Directors shall from time to time designate the officers or agents of the Corporation who shall have power, in its name, to sign and endorse checks and other negotiable instruments and to borrow money for the Corporation, and in its name, to make notes or other evidences of indebtedness.

Section 2.        Other Documents.

                  Unless otherwise authorized by the Board of Directors, all contracts, leases, deeds, deeds of trust, mortgages, powers of attorney to transfer stock and for other purposes, and all other documents requiring the seal of the Corporation shall be executed for and on behalf of the Corporation by the President, or a Vice President, and the corporate seal shall be affixed by such person or at his direction, all of which shall be attested to by the Secretary, or an Assistant Secretary.

                                   ARTICLE VI

                        Share Certificates and Transfers

Section 1.        Share Certificates.

                  Share certificates of the Corporation shall be in such form as the Board of Directors may from time to time determine. Every share certificate shall be signed by the President or a Vice President, or by any other officer designated by the Board of Directors, and shall be countersigned by the Secretary or an Assistant Secretary and sealed with the corporate seal.

Section 2.        Loss or Destruction of Share Certificate.

                  In case of loss or destruction of a certificate of stock, no new certificate shall be issued in lieu thereof except upon satisfactory proof to the Board of Directors or their delegate of such loss or destruction, and upon the giving to the Corporation of satisfactory security against loss by bond or otherwise. Any such new certificate shall be plainly marked "Duplicate" upon its face.

Section 3.        Transfers of Stock; Transfer Agent.

                  Transfers of stock shall be made only upon the books of the Corporation and only upon surrender of the share certificate, unless such certificate is lost or has been destroyed. The Board of Directors may appoint a transfer agent and a registrar of transfers, and may require all stock certificates to bear the signature of such transfer agent and of such registrar of transfers.

                                  ARTICLE VII

              Indemnification of Directors, Officers and Employees

Section 1.        Right to Indemnification.

                  Except as prohibited by law, every director and officer of the Corporation shall be entitled as of right to be indemnified by the Corporation against all expenses, liability and loss (including without limitation, attorney's fees, judgments, fines, taxes, penalties and amounts paid in settlement) paid or incurred by such person in connection with any actual or threatened claim, action, suit or proceeding, civil, criminal, administrative, investigative or other, whether brought by or in the right of the Corporation or otherwise, in which he or she may be involved, as a party or otherwise, by reason of such person being or having been a director or officer of the Corporation or by reason of the fact such person is or was serving at the request of the Corporation as a director, officer, employee, fiduciary or other representative of another corporation, partnership, joint venture, trust, employee benefit plan or other entity (such claim, action, suit or proceeding hereinafter being referred to as an "Action"); provided, that no such right of indemnification shall exist with respect to an Action brought by an Indemnitee (as hereinafter defined) against the Corporation except as provided in the last sentence of this Section 1. Persons who are not directors or officers of the Corporation may be similarly indemnified in respect of service to the Corporation or to another such entity at the request of the Corporation to the extent the Board of Directors at any time denominates any of such persons as entitled to the benefits of this Article. As used in this Article, "Indemnitee" shall include each director and officer of the Corporation and each other person denominated by the Board of Directors as entitled to the benefits of this Article. An Indemnitee shall be entitled to be indemnified pursuant to this Section 1 for expenses incurred in connection with any Action brought by such Indemnitee against the Corporation only if the Action is a claim for indemnity or expenses under Section 3 of this Article or otherwise and either
(i) the Indemnitee is successful in whole or in part in the Action for which expenses are claimed or (ii) the indemnification for expenses is included in a settlement of the Action or is awarded by a court.

Section 2.        Right to Advancement of Expenses.

                  Every Indemnitee shall be entitled as of right to have his or her expenses in any Action (other than an Action brought by such Indemnitee against the Corporation) paid in advance by the Corporation prior to final disposition of such Action, subject to any obligation which may be imposed by law or by provision in the Articles or By-laws of the Corporation, agreement or otherwise to reimburse the Corporation in certain events.

Section 3.        Right of Indemnitee to Initiate Action.

                  If a written claim under Section 1 or Section 2 of this
Article is not paid in full by the Corporation within thirty days after such claim has been received by the Corporation, the Indemnitee may at any time thereafter initiate an Action against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the Indemnitee shall also be entitled to be paid the expenses of prosecuting such Action. It shall be a defense to any Action to recover a claim under Section 1 of this Article that the Indemnitee's conduct was such that under Pennsylvania law the Corporation is prohibited from indemnifying the Indemnitee for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel and its shareholders) to have made a determination prior to the commencement of such Action that indemnification of the Indemnitee is proper in the circumstances, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or its shareholders) that the Indemnitee's conduct was such that indemnification is prohibited by law, shall be a defense to such Action or create a presumption that the Indemnitee's conduct was such that indemnification is prohibited by law. The only defense to any such Action to receive payment of expenses in advance under Section 2 of this Article shall be failure to make an undertaking to reimburse if such an undertaking is required by law or by provision in the Articles or By-laws of the Corporation, agreement or otherwise.

Section 4.        Insurance and Funding.

                  The Corporation may purchase and maintain insurance to protect itself and any person eligible to be indemnified hereunder against any expense, liability or loss asserted or incurred by such person in connection with any Action, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss by law or under the provisions of this Article. The Corporation may create a trust fund, grant a security interest, cause a letter of credit to be issued or use other means (whether or not similar to the foregoing) to ensure the payment of such sums as may become necessary to effect indemnification as provided herein.

Section 5.        Non-Exclusivity; Nature and Extent of Rights.

                  The rights of indemnification and advancement of expenses provided for in this Article (i) shall not be deemed exclusive of any other rights, whether now existing or hereafter created, to which any Indemnitee may be entitled under the Articles or By-laws of the Corporation, any agreement, any vote of shareholders or directors or otherwise, (ii) shall be deemed to create contractual rights in favor of each Indemnitee, (iii) shall continue as to each person who has ceased to have the status pursuant to which he or she was entitled or was denominated as entitled to indemnification hereunder and shall inure to the benefit of the heirs and legal representatives of each Indemnitee and (iv) shall be applicable to Actions commenced after the adoption hereof, whether arising from acts or omissions occurring before or after the adoption hereof. The rights of indemnification provided in this Article may not be amended or repealed so as to limit in any way the indemnification or the right to advancement of expenses provided for herein with respect to any acts or omissions occurring prior to the adoption of any such amendment or repeal.

Section 6.        Effective Date.

                  This Article shall apply to every Action other than an Action filed prior to January 27, 1987, except that it shall not apply to the extent that Pennsylvania law prohibits its application to any breach of performance of duty or any failure of performance of duty by an Indemnitee occurring prior to January 27, 1987.

                                  ARTICLE VIII

                                   Amendments

Section 1.        Amendments to By-laws.

                  These By-laws may be altered or amended by a vote of a majority of the members of the Board of Directors at any regular or special meeting duly convened after notice of that purpose; subject, however, to the power of the shareholders to change or repeal the By-laws at any annual or special meeting duly convened after notice of that purpose.

                           Aerolink Maintenance, Inc.

                          Unanimous Written Consent of
              Initial Directors in Lieu of Organizational Meeting

                  The undersigned, being all of the initial directors of Aerolink Maintenance, Inc. (the "Corporation"), do hereby consent in writing pursuant to Section 402(7) of the Pennsylvania Business Corporation Law, as amended, to the adoption of the resolutions and to the corporate actions hereinafter set forth and direct that they shall, in all respects, be deemed as valid corporate actions as though such actions and resolutions had been duly approved and authorized at a formal organizational meeting of the initial directors of the Corporation held on August 8, 1988.

                  1.       Acceptance of Articles of Incorporation

                                    RESOLVED, that the Articles of
                           Incorporation of the Corporation, as filed with the Secretary of the Commonwealth of Pennsylvania on July 29, 1988, be, and the same hereby are accepted; and

                                    RESOLVED, that the Secretary of the
                           Corporation be, and hereby is, directed to cause a copy of the Articles of Incorporation to be filed in the minute book of the Corporation.

                  2.       Adoption of By-Laws

                                    RESOLVED, that the By-laws of the
                           Corporation, as adopted by the incorporator of the Corporation, be, and the same hereby are, approved, and the actions of the incorporator in adopting such By-laws for the Corporation be, and they hereby are, ratified.

                  3.       Election of Officers

                                    The following persons are hereby elected to
                           the office or offices of the Corporation set opposite their names, to serve until their successors are elected and qualified pursuant to the By-laws of the Corporation:

                           Terry L. Engel            - President

                           Mathew Garland            - Secretary and Treasurer

                  4.       Adoption of Form of Stock Certificate

                                    RESOLVED, that the form of stock
                           certificate for the Common Stock of the Corporation, par value $1.00 per share, which the Secretary of the Corporation hereby is directed to file in the minute book of the Corporation, be and the same hereby is, approved for use by the Corporation.

                  5.       Adoption of Corporate Seal

                                    RESOLVED, that a seal, the impression of
                           which is directed to be made on the margin of this page for identification, be, and the same hereby is, adopted as the Seal of the Corporation.

                  6.       Authority to Open Bank Accounts

                                    RESOLVED, that the proper officers of the
                           Corporation be, and they hereby are, authorized and directed, in the name and on behalf of the Corporation, to take any and all actions that they may deem necessary or advisable in order to establish bank accounts from time to time for the efficient conduct of the Corporation's business; and

                                    RESOLVED, that this Board of Directors
                           hereby adopts the form of any and all resolutions required by any such bank to be adopted in connection with the opening of any such accounts if
                           (i) in the opinion of the President or any Vice President of the Corporation, the adoption of such resolution or resolutions is necessary or advisable, and (ii) the Secretary of the Corporation evidences such adoption by filing with this consent, copies of such resolutions which shall thereupon be deemed to be adopted by this Board of Directors and incorporated as part of this resolution; and

                                    RESOLVED, that in connection with the
                           adoption of any of the foregoing resolutions, the President of the Corporation be, and he hereby is, authorized to designate those officers or agents of the Corporation who may be authorized from time to time to sign checks on any of such bank accounts; and

                                    RESOLVED FURTHER, that the President of the
                           Corporation be, and he hereby is, authorized to borrow funds on behalf of the Corporation, from time to time, if in the opinion of the President the borrowing of funds is deemed to be necessary and in the best interests of the Corporation.

                  7.       Election of S Corporation Status

                                    RESOLVED, that the proper officers of the
                           Corporation be, and they hereby are, authorized to execute on behalf of the Corporation, any and all forms and documents necessary or incidental to permit the Corporation to become an S Corporation for Federal and/or Pennsylvania income tax purposes, all in accordance with any election to such status adopted by the shareholders of the Corporation, contingent upon approval by the Internal Revenue Service.

                  8.       Issuance of Stock

                                    WHEREAS, the Board of Directors wishes to
                           offer for sale and issue 500 shares of the Common Stock, par value $1.00 per share, as authorized by the Corporation's Articles of Incorporation.

                                    NOW, THEREFORE, BE IT RESOLVED, that the
                           President be, and he hereby is, authorized and directed to offer for sale, to sell and to issue an aggregate of 500 shares of the Common Stock of the Corporation for an aggregate purchase price of $500.00 payable in cash; and

                                    RESOLVED, that the subscriptions for shares
                           of the Common Stock of the Corporation as hereinafter set forth are approved:

                                                            Number of Shares
                             Shareholder                      Subscribed For
                             -----------                      --------------

                           Terry L. Engel                          250

                           Mathew Garland                          250

                                    RESOLVED, that the proper officers of the
                           Corporation be, and they hereby are, authorized and directed to prepare and issue stock certificates representing the shares of capital stock of the Corporation and to cause such certificates to be duly executed and delivered to the subscribers referred to in the foregoing resolution upon receipt of the subscription price described above.

                  9.       Approval of Stock Assignment

                                    RESOLVED, that the assignment by Stuart R.
                           Kaplan, the original subscriber to the capital stock of the Corporation, of all of his right, title and interest under such subscription to Terry L. Engel be, and the same hereby is, approved upon the understanding that such assignment was to be incorporated into the subscription by Terry L. Engel for the aforesaid 250 shares.

                  10.      Fiscal Year

                                    RESOLVED, that the fiscal year of the
                           Corporation shall be the period ending December 31.

                  11.      Number of Directors

                                    RESOLVED, that the number of directors for
                           the Corporation be, and the same hereby is, fixed at 2.

                  12.      Regular Meetings of the Board of Directors

                                    RESOLVED, that regular meetings of the
                           Board of Directors of the Corporation shall be held at such times and at such places, within or without the Commonwealth of Pennsylvania, as shall from time to time be determined by the Board of Directors.

                  13.      Ratification of Prior Actions

                                    RESOLVED, that all of the actions of the
                           sole incorporator and promoters of the Corporation taken to effect the incorporation and organization of the Corporation and the commencement of its business operations be, and hereby are, ratified and approved as valid corporate action.

                  14.      Authority to Pay Organizational Expenses

                                    RESOLVED, that the appropriate officers of
                           the Corporation be, and each of them hereby is, authorized and directed for and on behalf of the Corporation to pay all charges and expenses instrumental to or arising out of the organization of the Corporation and to reimburse the persons who have made any disbursements therefor.

                  IN WITNESS WHEREOF, the undersigned directors have executed this written consent as of the day and year first above written, waiving all notice requirements whether provided by statute or otherwise.

                                 /s/ Terry L. Engel
                                 ------------------------------------
                                 Terry L. Engel


                                 /s/ Mathew Garland
                                 ------------------------------------
                                 Mathew Garland